UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NUVA	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of 0.375% Convertible Senior Notes

On March 2, 2020, in connection with a previously announced private offering, NuVasive, Inc. (the “Company”) issued $450,000,000 aggregate principal amount of 0.375% Convertible Senior Notes due 2025 (the “Notes”). The Company also granted to the initial purchasers of the Notes a 13-day option to purchase up to an additional $50,000,000 aggregate principal amount of the Notes. The Notes were issued pursuant to an Indenture (the “Indenture”) by and between the Company and Wilmington Trust National Association as the trustee (the “Trustee”).

The sale of the Notes generated net proceeds of approximately $435.9 million after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $31.2 million of the net proceeds from the offering to pay the cost of the convertible note hedge transactions described below (after such cost was partially offset by the proceeds to the Company from the warrant transactions described below).

Additionally, the Company used approximately $75 million of the net proceeds from the sale of the Notes to repurchase shares of its common stock from purchasers of the Notes in privately negotiated transactions concurrently with the offering of the Notes. The Company expects to use the remaining net proceeds for working capital and other general corporate purposes, which may include potential mergers and acquisitions, to refinance indebtedness, and for repurchases of its outstanding Convertible Senior Notes due 2021. The Company may also use net proceeds for additional repurchases of shares of common stock in accordance with the Company’s stock repurchase program.

The Notes are:

•	the Company’s general unsecured, unsubordinated obligations;

•	senior in right of payment to all future indebtedness that is subordinated to the Notes;

•	equal in right of payment to all indebtedness that is not subordinated to the Notes;

•	structurally subordinated to the existing and future indebtedness and other liabilities of the Company’s subsidiaries, including trade payables;

•	effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	initially limited to an aggregate principal amount of $450,000,000 (or $500,000,000 if the initial purchasers exercise their option to purchase additional notes in full).

The Notes bear interest at a rate of 0.375% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2020. The Notes will mature on March 15, 2025, unless earlier repurchased, redeemed or converted.

Prior to the close of business on the business day immediately preceding September 15, 2024, the Notes will be convertible at the option of holders only upon the satisfaction of specified conditions and during certain periods. Thereafter until close of business on the second scheduled trading day preceding maturity, the Notes will be convertible at the option of the holders at any time regardless of these conditions.

The initial conversion rate is 10.7198 shares of common stock of the Company per $1,000 principal amount of Notes, which is equal to an initial conversion price of approximately $93.29 per share. The conversion rate and corresponding conversion price will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. The Company will satisfy its conversion obligation in cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. In addition, following certain corporate events that occur prior to the maturity date or if the Company issues a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or in connection with such redemption in certain circumstances.

The Company may not redeem the Notes prior to March 20, 2023. The Company may redeem the Notes, at its option, in whole or in part on or after March 20, 2023 until the close of business on the business day immediately preceding September 15, 2024 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company delivers written notice of a redemption. The redemption price will be equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. The Company will provide written notice of redemption not less than 60 nor more than 75 calendar days before the redemption date.

The Indenture does not limit the amount of debt that may be issued by the Company or its subsidiaries under the Indenture or otherwise. Upon the occurrence of certain fundamental changes involving the Company, holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. Other than restrictions relating to certain fundamental changes and consolidations, mergers or asset sales, the Indenture does not contain any financial covenants, and it does not restrict the Company from conducting significant restructuring transactions, paying dividends, or issuing or repurchasing any of its other securities.

The events of default, which may result in the acceleration of the maturity of the Notes, include default in the payment of principal on the Notes, default in the payment of interest on the Notes when due and the continuance of such default for a period of 30 days, failure by the Company for 60 days after written notice from the Trustee or the holders of 25% principal amount of the Notes then outstanding to comply with any of the Company’s other agreements contained in the Notes or the Indenture, failure by the Company to comply with its conversion obligations upon exercise of a holder’s conversion right under the Indenture, cross acceleration with certain indebtedness, failure to pay, bond or discharge certain judgments and certain events of bankruptcy or insolvency involving the Company or its significant subsidiaries.

If an event of default, other than an event of default involving bankruptcy or insolvency events with respect to the Company, occurs and is continuing, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the Trustee by notice to the Company, or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and to the Trustee, may declare the principal amount of, and accrued and unpaid interest on, the Notes then outstanding, to be due and payable immediately. If an event of default involving bankruptcy or insolvency events with respect to the Company occurs and is continuing, then the principal amount of, and accrued and unpaid interest on, the Notes then outstanding shall become immediately due and payable, without any notice or other action by any holder or the Trustee. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the initial purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement executed in connection with the sale of the Notes.

The description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture (and the form of Note included therein) filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Call Option and Warrant Transactions

In connection with the sale of the Notes, the Company entered into privately negotiated call option transactions (collectively the “Call Option Confirmations”) with certain dealers, which included affiliates of certain of the initial purchasers of the Notes and other financial institutions (the “Option Counterparties”), related to the initial issuance of $450,000,000 in aggregate principal amount of Notes. The Call Option Confirmations cover the same number of shares of the Company’s common stock underlying the Notes. The Company also entered into separate privately negotiated warrant transactions (the “Warrant Confirmations” and, together with the Call Option Confirmations, the “Confirmations”) with each of the Option Counterparties pursuant to which the Company issued warrants (the “Warrants”) that will be exercisable into a number of shares of the Company’s common stock at a price per share equal to $127.84, subject to adjustments as set forth in the Warrant Confirmations. The transactions related to the Warrants will have a dilutive effect on the Company’s common stock if the market value per share of the Company’s common stock exceeds the applicable strike price of the Warrants. However, subject to certain conditions, the Company may elect to settle the Warrants in cash. The Company used approximately $31.2 million of the net proceeds of the issuance of the Notes to pay the costs of the Call Option Confirmations, after taking into account the proceeds received from the sale of the Warrants.

The description of the Confirmations does not purport to be complete and is qualified in its entirety by reference to the Confirmations attached as Exhibits 10.1 through 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On February 26, 2020, the Company entered into an amendment agreement, dated February 26, 2020 between Bank of America, N.A., and the Company (the “Amendment Agreement”), amending the terms of each of (i) the base warrant confirmation, dated March 10, 2016 between the Company and Bank of America, N.A., and (ii) the additional warrant confirmation, dated March 11, 2016 between the Company and Bank of America, N.A. (together, the “ 2016 Warrant Confirmations”), to reduce the number of authorized shares of the Company’s common stock required to be reserved under the 2016 Warrant Confirmations. The description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement attached as Exhibit 10.11 to this Current Report on Form 8-K and incorporated herein by reference.

As set forth in Item 1.01 of this Current Report on Form 8-K, the Company used approximately $75 million of the net proceeds from the sale of the Notes to repurchase shares of its common stock from purchasers of the Notes in privately negotiated transactions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture dated as of March 2, 2020 between the Company and the Trustee.

4.2	Form of 0.375% Convertible Senior Note due 2025 (included in Exhibit 4.1).

10.1	Confirmation for base call option transaction dated as of February 26, 2020, between Morgan Stanley & Co. International plc and the Company.

10.2	Confirmation for base call option transaction dated as of February 26, 2020, between JPMorgan Chase Bank, National Association and the Company.

10.3	Confirmation for base call option transaction dated as of February 26, 2020, between Royal Bank of Canada and the Company.

10.4	Confirmation for base call option transaction dated as of February 26, 2020, between The Bank of Nova Scotia and the Company.

10.5	Confirmation for base call option transaction dated as of February 26, 2020, between Barclays Bank PLC and the Company.

10.6	Confirmation for base warrant transaction dated as of February 26, 2020, between Morgan Stanley & Co. International plc and the Company.

10.7	Confirmation for base warrant transaction dated as of February 26, 2020, between JPMorgan Chase Bank, National Association and the Company.

10.8	Confirmation for base warrant transaction dated as of February 26, 2020, between Royal Bank of Canada and the Company.

10.9	Confirmation for base warrant transaction dated as of February 26, 2020, between The Bank of Nova Scotia and the Company.

10.10	Confirmation for base warrant transaction dated as of February 26, 2020, between Barclays Bank PLC and the Company.

10.11	Amendment Agreement, dated February 26, 2020, between the Company and Bank of America, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

By:	/s/ Matthew K. Harbaugh
Matthew K. Harbaugh
Executive Vice President and Chief Financial Officer

Date: March 2, 2020